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                            TRANSFER AGENCY AGREEMENT

                       Made as of the 7th day of May, 2001

                                 by and between

                                   EACH OF THE
                            J.P. MORGAN SERIES TRUST,
                               J.P. MORGAN FUNDS,
                      J.P. MORGAN INSTITUTIONAL FUNDS, AND
                           J.P. MORGAN SERIES TRUST II

                                       and

                                DST SYSTEMS, INC.

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                                TABLE OF CONTENTS

Documents to be Filed with Appointment                                         1

Certain Representations and Warranties of DST                                  2

Certain Representations and Warranties of the Trust                            3

Scope of Appointment                                                           3

Limit of Authority                                                             6

Compensation and Expenses                                                      7

Operation of DST System                                                       10

Indemnification                                                               12

Certain Covenants of DST and the Trust                                        16

Recapitalization or Readjustment                                              17

Stock Certificates                                                            18

Death, Resignation or Removal of Signing Officer                              18

Future Amendments of Declaration of Trust and Bylaws                          18

Instructions, Opinion of Counsel and Signatures or JPM                        19

Force Majeure and Disaster Recovery Plans                                     19

Certification of Documents                                                    20

Records                                                                       21

Disposition of Books, Records and Canceled Certificates                       21


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Provisions Relating to DST as Transfer Agent                                  21

Provisions Relating to Dividend Disbursing Agency                             24

Assumption of Duties By the Trust or Agents Designated By the Trust           24

Termination of Agreement                                                      25

Confidentiality                                                               27

Changes and Modifications                                                     28

Assignment and Subcontractors                                                 29

Limitations on Liability                                                      30

Miscellaneous                                                                 30

Exhibit A - Fee Schedule                                                      34

Exhibit B - Authorized Personnel                                              40

Exhibit C - Transfer Agency Services and Systems Features                     41

Exhibit D - Confidentiality Agreement for Auditors                            43

Appendix I                                                                    47


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                            TRANSFER AGENCY AGREEMENT

      THIS AGREEMENT made as of the 7th day of May, 2001, by and between each of the J.P. MORGAN SERIES TRUST, J.P. MORGAN FUNDS, J.P. MORGAN INSTITUTIONAL FUNDS AND J.P. MORGAN SERIES TRUST II, each a business trust existing under the laws of the Commonwealth of Massachusetts, having its principal place of business at 522 5th Ave., New York, NY 10036 and acting on its own behalf and on behalf of each of the portfolios listed under its name in Appendix I (collectively, the "Fund" or "Funds), and DST SYSTEMS, INC., a corporation existing under the laws of the State of Delaware, having its principal place of business at 1055 Broadway, Kansas City, Missouri 64105 ("DST"):

                                   WITNESSETH:

      WHEREAS, each Trust (as used hereinafter, the term "Trust" shall refer jointly and severally to the J.P. Morgan Series Trust, J.P. Morgan Funds, J.P. Morgan Institutional Funds, and J.P. Morgan Series Trust II and each Fund) is a Massachusetts business trust registered with the Securities and Exchange Commission as an investment company pursuant to the Investment Company Act of 1940, as amended, which currently consists of the Funds listed under its name on Appendix I; and

      WHEREAS, the Trust desires to appoint DST as Transfer Agent and Dividend Disbursing Agent for all shares of each Fund of each Trust (the "Shares"), and DST desires to accept such appointment;

      NOW, THEREFORE, in consideration of the mutual covenants herein contained, the parties hereto agree as follows:

1. DOCUMENTS TO BE FILED WITH APPOINTMENT.

      In connection with the appointment of DST as Transfer Agent and Dividend Disbursing Agent for the Trust, there will be filed with DST the following documents:

      A. A certified copy of the votes of the Board of Trustees of the Trust appointing DST as Transfer Agent and Dividend Disbursing Agent, approving the form of this Agreement, and designating certain persons to sign Certificates, if any, and give written instructions and requests on behalf of the Trust;

      B. A certified copy of the Declaration of Trust of the Trust and all amendments thereto;

      C.    A certified copy of the Bylaws of the Trust;

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      D.    Copies of Registration Statements and amendments thereto, filed with the Securities and Exchange Commission;

      E.    Specimens of all forms of outstanding Certificates;

      F. Specimens of the signatures of the officers of the Trust authorized to sign Certificates and individuals authorized to sign written instructions and requests;

      G.    An opinion of counsel for the Trust with respect to:

            (1) The Trust's organization and existence under the laws of its state of organization,

            (2) The status of all Shares, whether unissued or evidenced by Certificates of the Trust, covered by the appointment under the Securities Act of 1933, as amended, (the "'33 Act") and any other applicable federal or state statute, and

            (3) That all issued Shares are, and all unissued Shares will be when issued, validly issued, fully paid and non-assessable.

2. CERTAIN REPRESENTATIONS AND WARRANTIES OF DST.

      DST represents and warrants to the Trust that:

      A. It is a corporation duly organized and existing and in good standing under the laws of Delaware.

      B. It is duly qualified to carry on its business in the State of Missouri.

      C. It is empowered under applicable laws and by its Articles of Incorporation and Bylaws to enter into and perform the services contemplated in this Agreement.

      D. It is registered as a transfer agent to the extent required under the Securities Exchange Act of 1934, as amended, (the "'34 Act") and it will remain so registered for the duration of this Agreement. It will promptly notify the Trust in the event of any material change in its status as a registered transfer agent. Should DST fail to be registered with the appropriate federal agency as a transfer agent at any time during this Agreement, the Trust may, on written notice to DST, immediately terminate this Agreement.

      E. All requisite corporate proceedings have been taken to authorize it to enter into and perform this Agreement.


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      F.    It has and will continue to have and maintain the necessary facilities, equipment and personnel to perform its duties and obligations under this Agreement.

3. CERTAIN REPRESENTATIONS AND WARRANTIES OF THE TRUST.

      The Trust represents and warrants to DST that:

      A. It is a business trust duly organized and existing and in good standing under the laws of the Commonwealth of Massachusetts.

      B. It is an open-end, non-diversified management investment company registered under the Investment Company Act of 1940, as amended.

      C. A registration statement under the '33 Act has been filed and will be effective with respect to all Shares offered for sale.

      D. All requisite steps have been and will continue to be taken to register the Shares for sale in all applicable states and such registration will be effective at all times Shares are offered for sale in such state.

      E. The Trust is empowered under applicable laws and by its Declaration of Trust and Bylaws to enter into and perform this Agreement.

4. SCOPE OF APPOINTMENT.

      A. Subject to the conditions and termination of provisions set forth in this Agreement, the Trust hereby appoints DST as Transfer Agent and Dividend Disbursing Agent for the Shares and for the Shares of future portfolios of the Trust (Annex A shall be revised to include such future portfolio(s)).

      B. DST hereby accepts such appointment and agrees that it will act as the Trust's Transfer Agent and Dividend Disbursing Agent. DST agrees that it will also act as agent in connection with the Trust's periodic withdrawal payment accounts and other open accounts or similar plans for shareholders, if any.

      C. The Trust agrees to use its best efforts to deliver to DST in Kansas City, Missouri, as soon as they are available, all of its shareholder account records for any new Fund of the Trust.

      D. DST, utilizing TA2000(TM), DST's computerized data processing system for securityholder accounting (the "TA2000(TM) System"), will perform the following services as transfer and dividend disbursing agent for the Trust, and as agent of the Trust for shareholder accounts thereof, in a timely manner: issuing (including


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            countersigning), transferring and canceling share certificates;
            maintaining all shareholder accounts; providing transaction journals; once annually preparing shareholder meeting lists for use in connection with the annual meeting and certifying the shareholder votes of the Trust; mailing shareholder reports and prospectuses; withholding, as required by federal law, taxes on shareholder accounts, disbursing income dividends and capital gains distributions to shareholders, preparing, filing and mailing U.S. Treasury Department Forms 1099, 1042, and 1042S and performing and paying backup withholding as required for all shareholders; preparing and mailing confirmation forms to shareholders and dealers, as instructed, for all purchases and liquidations of shares of the Trust and other transactions in shareholders' accounts requiring confirmation under applicable law; recording reinvestment of dividends and distributions in Shares; providing or making available on-line daily and monthly reports as both are regularly provided by the TA2000(TM) System and as requested by the Trust or its management company; maintaining those records necessary to carry out DST's duties hereunder, including all information reasonably required by the Trust to account for all transactions in the Shares, calculating the appropriate sales charge with respect to each purchase of the Shares as set forth in the prospectus for the Trust, determining the portion of each sales charge payable to the dealer participating in a sale in accordance with schedules delivered to DST by the Trust's principal underwriter or distributor (hereinafter "principal underwriter") from time to time, disbursing dealer commissions collected to such dealers, determining the portion of each sales charge payable to such principal underwriter and disbursing such commissions to the principal underwriter; receiving correspondence pertaining to any former, existing or new shareholder account, processing such correspondence for proper recordkeeping, and responding promptly to shareholder correspondence; mailing to dealers confirmations of wire order trades; mailing copies of shareholder statements to shareholders and dealers in accordance with the Trust's instructions; processing, generally on the date of receipt, purchases or redemptions or instructions to settle any mail or wire order purchases or redemptions received in proper order as set forth in the prospectus, rejecting promptly any requests not received in proper order (as


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            defined by the Trust, the Trust's agents or prospectus, or the
            Procedures, as hereinafter defined), and causing exchanges of shares to be executed in accordance with the Trust's instructions and prospectus, the Procedures and the general exchange privilege applicable; operating the order desk on behalf of the Trust for the purpose of taking trade orders from broker-dealers and institutions, confirming orders on "T+1" (Trade Date Plus One), monitoring the settlement of such orders and advising the Trust once such orders become delinquent based upon the Trust's guidelines; monitoring "as of's" and advising broker-dealers of the necessity to reimburse the Trust when the as of loss from a transaction exceeds the thresholds established by the Trust; and monitoring, administering and updating (but not verifying the accuracy of) the MENTAP/Market Advisor database.

      E. At the request of Trust, DST shall use reasonable efforts to provide the services set forth in Section 4.D. other than through DST's usual methods and procedures to utilize the TA2000 System, that is by performing services requiring more manual intervention by DST, either in the entry of data or in the modification or amendment of reports generated by the TA2000 System, or where information is provided to DST after the commencement of the nightly processing cycle of the TA2000 System, thereby decreasing the effective time for performance by DST (the "Exception Services").

      F. DST shall use reasonable efforts to provide, reasonably promptly under the circumstances, the same services with respect to any new, additional functions or features or any changes or improvements to existing functions or features as provided for in the Trust's instructions, prospectus or application as amended from time to time, for the Trust; provided (i) DST is advised in advance by the Trust of any changes therein and (ii) the TA2000(TM) System and the mode of operations utilized by DST, as then constituted, supports such additional functions and features. If any addition to, improvement of or change in the features and functions currently provided by the TA2000(TM) System or the operations as requested by the Trust requires an enhancement or modification to the TA2000(TM) System or to operations as presently conducted by DST, DST shall not be liable therefore until such modification or enhancement is installed on the TA2000(TM) System or new mode of


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            operation is instituted. If any new, additional function or feature or change or improvement to existing functions or features or new service or mode of operation measurably increases DST's cost of performing the services required hereunder at the current level of service, DST shall advise the Trust of the amount of such increase and if the Trust elects to utilize such function, feature or service, DST shall be entitled to increase its fees by the amount of the increase in costs. In no event shall DST be responsible for or liable to provide any additional function, feature, improvement or change in method of operation requested by the Trust until it has consented thereto in writing.

      G. The Trust shall have the right to add all new Funds of the Trust to the TA2000(TM) System, provided that the Trust provides DST with at least thirty (30) days' prior written notice and provided, further, that the requirements of the new series are generally consistent with services then being provided by DST under this Agreement. Rates or charges for additional Funds shall be as set forth in Exhibit A, as hereinafter defined, for the remainder of the contract term except as such Fund uses functions, features or characteristics for which DST has imposed an additional charge as part of its standard pricing schedule. In the latter event, rates and charges shall be in accordance with DST's then-standard pricing schedule. Notwithstanding the foregoing, nothing herein is intended to, nor does it, prohibit the Trust from offering Funds under a "private label" arrangement whereby such Funds consist of omnibus accounts whose shareowner detail, reflecting ownership of the shares of the omnibus account, are maintained on another shareholder accounting and recordkeeping system other than on the TA2000 System.

5. LIMIT OF AUTHORITY.

      Unless otherwise expressly limited by the resolution of appointment or by subsequent action by the Trust, the appointment of DST as Transfer Agent will be construed to cover the full amount of authorized stock of the class or classes for which DST is appointed as the same will, from time to time, be constituted, and any subsequent increases in such authorized amount.


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      In case of such increase the Trust will file with DST:

      A. If the appointment of DST was theretofore expressly limited, a certified copy of a resolution of the Board of Trustees of the Trust increasing the authority of DST;

      B. A certified copy of the amendment to the Declaration of Trust of the Trust authorizing the increase of stock;

      C. A certified copy of the order or consent of each governmental or regulatory authority required by law to consent to the issuance of the increased stock, or an opinion of counsel that the order or consent of no other governmental or regulatory authority is required;

      D.    Opinion of counsel for the Trust stating:

            (1) The status of the additional shares of stock of the Trust under the '33 Act and any other applicable federal or state statute; and

            (2) That the additional shares are, or when issued will be, validly issued, fully paid and non-assessable.

6. COMPENSATION AND EXPENSES.

      A. In consideration for its services hereunder as Transfer Agent and Dividend Disbursing Agent, the Trust will pay to DST, from time to time, a reasonable compensation for all services rendered as Agent and, also, all DST's reasonable billable expenses, charges, counsel fees, and other disbursements ("Compensation and Expenses") incurred in connection with the agency. "Expenses" are more fully described in Section 6.B. of this Agreement. Such Compensation and Expenses are set forth in a separate schedule previously agreed to by the Trust and DST, a copy of which is attached hereto as Exhibit A. If the Trust has not paid such Compensation and Expenses to DST within a reasonable time, DST may charge against any monies held under this Agreement, the amount of any Compensation and Expenses for which it shall be entitled to reimbursement under this Agreement.

      B. The Trust also agrees promptly to reimburse DST for all reasonable billable expenses or disbursements incurred by DST in connection with the performance of services under this Agreement including, but not limited to: expenses for postage; express delivery services; freight charges; envelopes, checks, drafts, forms (continuous or otherwise); specially requested reports and statements; telephone


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            calls; telegraphs; stationery supplies; counsel fees incurred in connection with the review of the legal sufficiency of documentation provided by a shareholder or otherwise as to the advisability of complying with the request or instruction of a shareholder or person purporting to act on behalf of a shareholder; outside printing and mailing firms (including Output Technologies, Inc. and its affiliates ["OTI"]); magnetic tapes, reels or cartridges (if sent to the Trust or to a third party at the Trust's request) and magnetic tape handling charges; off-site record storage and media for storage of records (e.g., microfilm, microfiche, optical platters, computer tapes); computer equipment installed at the Trust's request at the Trust's or a third party's premises; telecommunications equipment and telephone/telecommunication lines between the Trust and its agents, on one hand, and DST on the other; proxy soliciting, processing and/or tabulating costs; second-site backup computer facility; transmission of statement data for remote printing or processing other than by OTI (at a charge of .035/record); and National Securities Clearing Corporation ("NSCC") transaction fees to the extent any of the foregoing are paid or incurred by DST. The Trust agrees to pay postage expenses at least one day in advance if so requested. In addition, any other expenses incurred by DST at the request or with the consent of the Trust will be promptly reimbursed by the Trust.

      C. Amounts due hereunder shall be due and paid on or before the thirtieth (30th) calendar day after receipt of the statement therefor by the Trust (the "Due Date"). The Trust is aware that its failure to pay all amounts in a timely fashion so that they will be received by DST on or before the Due Date will give rise to costs to DST not contemplated by this Agreement, including but not limited to carrying, processing and accounting charges. Accordingly, subject to
            Section 6.D. hereof, in the event that any amounts due hereunder are not received by DST by the Due Date, the Trust shall pay a late charge equal to the lesser of the maximum amount permitted by applicable law or the product of one and one-half (1 1/2) percentage points per month times the amount overdue, times the number of days from the Due Date up to and including the day on which payment is received by DST. The parties hereby agree that such late charge represents a fair and reasonable computation of the costs incurred by reason of late payment or payment of amounts not properly due.


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            Acceptance of such late charge shall in no event constitute a waiver of the Trust's or DST's default or prevent the non-defaulting party from exercising any other rights and remedies available to it.

      D. In the event that any charges are disputed, the Trust shall, on or before the Due Date, pay all undisputed amounts due hereunder and notify DST in writing of any disputed charges for billable expenses which it is disputing in good faith. Payment for such disputed charges shall be due on or before the close of the fifth (5th) business day after the day on which DST provides to the Trust documentation which an objective observer would agree reasonably supports the disputed charges (the "Revised Due Date"). Late charges shall not begin to accrue as to charges disputed in good faith until the first business day after the Revised Due Date.

      E. The fees and charges set forth on Exhibit A shall increase or may be increased as follows:

            (1) On the first day of each anniversary of this Agreement, in accordance with the "Fee Increases" provision in Exhibit A;

            (2) DST may increase the fees and charges set forth on Exhibit A upon at least ninety (90) days prior written notice, if changes in existing laws, rules or regulations: (i) require substantial system modifications or (ii) materially increase DST's cost of performance hereunder;

            (3) DST may charge for additional features of TA2000 used by the Trust which features are not consistent with the Trust's current processing requirements; and

            (4) In the event DST, at the Trust's request or direction, performs Exception Services, DST shall be entitled to increase the fees and charges for such Exception Services from those set forth on Exhibit A to the extent such Exception Services increase DST's cost of performance.

            If DST notifies the Trust of an increase in fees or charges pursuant to subparagraph (2) of this Section 6.E., the parties shall confer, diligently and in good faith and agree upon a new fee to cover the amount necessary, but not more than such amount, to reimburse DST for the Trust's aliquot portion of the cost of developing


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            the new software to comply with regulatory charges and for the increased cost of operation.

            If DST notifies the Trust of an increase in fees or charges under subparagraphs (3) or (4) of this Section 6.E., the parties shall confer, diligently and in good faith, and agree upon a new fee to cover such new Trust feature.

7. OPERATION OF DST SYSTEM.

      In connection with the performance of its services under this Agreement, DST is responsible for such items as:

      A. That entries in DST's records, and in the Trust's records on the TA2000(TM) System created by DST and DST's affiliates, accurately reflect the orders, instructions, and other information received by DST and such affiliates from the Trust, the Trust's distributor, manager or principal underwriter, Chase Fleming Asset Management,
            (USA) Inc. ("JPM") and its affiliates, entities from whom JPM or the Trust have directed DST to accept orders, instructions or other information, the Trust's investment adviser, banks or other entities which DST has been advised by the Trust or JPM are affiliated with or a correspondent of JPM, or the Trust's administrator (each an "Authorized Person"), broker-dealers or shareholders (existing or new). DST has currently been instructed, by way of example and not limitation, to accept telephone instructions from any person reasonably believed by DST to be a representative of an Authorized Person, to accept third party checks initiated by or received from or through a broker/dealer or a JPM-customer relationship, to accept transactions and documentation by fax in accordance with the guidelines established by an Authorized Person, to allow corporations, partnerships, trusts and other accounts not registered in the name of a single individual and individually owned accounts to have telephone or "VOICE" transaction processing privileges (the "Privileges"), to establish Privileges on all accounts unless the establishing shareholder explicitly directs that telephone exchanges and redemptions not be permitted and to accept and to effectuate transmissions and trades entered on a remote basis by JPM and banks affiliated with JPM (without verification of the contents of such transmissions and trades);


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      B.    That shareholder lists, shareholder account verifications, confirmations and other shareholder account information to be produced from its records or data be available and accurately reflect the data in the Trust's records on the TA2000(TM) System;

      C. The accurate and timely issuance of dividend and distribution checks in accordance with instructions received from the Trust and the data in the Trust's records on the TA2000(TM) System;

      D. That redemption transactions and payments be effected timely, under normal circumstances on the day of receipt, and accurately in accordance with redemption instructions received by DST from Authorized Persons, broker-dealers or shareholders and the data in the Trust's records on the TA2000(TM) System;

      E. The deposit daily in the Trust's appropriate special bank account of all checks and payments received by DST from NSCC, broker-dealers or shareholders for investment in shares;

      F. Notwithstanding anything herein to the contrary, with respect to "as of" adjustments, DST will not assume one hundred percent (100%) responsibility for losses resulting from "as ofs" due to clerical errors or misinterpretations of shareholder instructions, but DST will discuss with the Trust DST's accepting liability for an "as of" on a case-by-case basis and may accept financial responsibility for a particular situation resulting in a financial loss to the Trust where DST in its discretion deems that to be appropriate;

      G. The requiring of proper forms of instructions, signatures and signature guarantees and any necessary documents supporting the opening of shareholder accounts, transfers, redemptions and other shareholder account transactions, all in conformance with DST's present procedures as set forth in its Legal Manual, Third Party Check Procedures, Checkwriting Draft Procedures, and Signature Guarantee Procedures (collectively the "Procedures") with such changes or deviations therefrom as may be from time to time required or approved by the Trust, its investment adviser or principal underwriter, or its or DST's counsel and the rejection of orders or instructions not in good order in accordance with the applicable prospectus or the Procedures;


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      H.    The maintenance of a current, duplicate set of the Trust's essential records at a secure separate location, in a form available and usable forthwith in the event of any breakdown or disaster disrupting its main operation.

8. INDEMNIFICATION.

      A. DST shall at all times use reasonable care, due diligence and act in good faith in performing its duties under this Agreement. DST shall provide its services hereunder in accordance with the '34 Act, and other Federal laws, rules and regulations of governmental authorities having jurisdiction over DST. In the absence of bad faith, willful misconduct, knowing violations of applicable law pertaining to the manner in which transfer agency services are to be performed by DST (excluding any violations arising directly or indirectly out of the actions or omissions to act of third parties unaffiliated with DST), reckless disregard of the performance of its duties, or negligence on its part, DST shall not be liable for any action taken, suffered, or omitted by it or for any error of judgment made by it in the performance of its duties under this Agreement. For those activities or actions delineated in the Procedures, DST shall be presumed to have used reasonable care, due diligence and acted in good faith if it has acted in accordance with the Procedures, copies of which have been provided to the Trust and reviewed and approved by the Trust's counsel, as amended from time to time with approval of counsel, or for any deviation therefrom approved by the Trust or DST counsel.

      B. DST shall not be responsible for, and the Trust shall indemnify and hold DST harmless from and against, any and all losses, damages, reasonable costs, reasonable charges, reasonable counsel fees, payments, reasonable expenses and liability (the "Adverse Consequences") which may be asserted against DST or for which DST may be held to be liable, arising out of or attributable to:

            (1) All actions of DST required to be taken by DST pursuant to this Agreement, provided that DST has acted in good faith and with due diligence and reasonable care;

            (2) The Trust's refusal or failure to comply with the terms of this Agreement, the Trust's negligence or willful misconduct, or the breach of any representation or warranty of the Trust hereunder;


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            (3)   The good faith reliance on, or the carrying out of, any
                  written or oral instructions or requests of persons designated by the Trust in writing (see Exhibit B) from time to time as authorized to give instructions on its behalf or representatives of an Authorized Person or DST's good faith reliance on, or use of, information, data, records and documents received from, or which have been prepared and/or maintained by the Trust, its investment advisor, its sponsor or its principal underwriter;

            (4) Defaults by dealers or shareowners with respect to payment for share orders previously entered;

            (5) The offer or sale of Shares in violation of any requirement under federal securities laws or regulations or the securities laws or regulations of any state or in violation of any stop order or other determination or ruling by any federal agency or state with respect to the offer or sale of such shares in such state (unless such violation results from DST's failure to comply with written instructions of the Trust or of any officer of the Trust that no offers or sales be input into the Trust's securityholder records in or to residents of such state);

            (6) Any error or mistake of the Trust, any Authorized Person, and any agent designated by the Trust in the use of the TA2000(TM) System, the data center, computer and related equipment used to access the TA2000(TM) System (the "DST Facilities"), and control procedures relating thereto in the verification of output and in the remote input of data;

            (7) Errors, inaccuracies, and omissions in, or errors, inaccuracies or omissions of DST arising out of or resulting from such errors, inaccuracies and omissions in, the Trust's records, shareholder and other records, delivered to DST hereunder by the Trust or its prior agent(s);

            (8) Actions or omissions to act by the Trust or agents designated by the Trust with respect to duties assumed thereby as provided for in Section 21 hereof; and


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            (9)   DST's performance of Exception Services except where DST acted or omitted to act in bad faith, with reckless disregard of its obligations or with gross negligence.

      C. Except where DST is entitled to indemnification under Section 8.B. hereof and with respect to "as ofs" set forth in Section 7.F., DST shall indemnify and hold the Trust harmless from and against any and all Adverse Consequences arising out of DST's failure to comply with the terms of this Agreement or arising out of or attributable to DST's negligence, willful misconduct or reckless disregard of its obligations under this Agreement or DST's breach of any of its representations or warranties under this Agreement.

      D. EXCEPT FOR VIOLATIONS OF SECTION 23, IN NO EVENT AND UNDER NO CIRCUMSTANCES SHALL EITHER PARTY TO THIS AGREEMENT BE LIABLE TO ANYONE, INCLUDING, WITHOUT LIMITATION TO THE OTHER PARTY, FOR CONSEQUENTIAL DAMAGES FOR ANY ACT OR FAILURE TO ACT UNDER ANY PROVISION OF THIS AGREEMENT EVEN IF ADVISED OF THE POSSIBILITY THEREOF.

      E. Promptly after receipt by an indemnified person of notice of the commencement of any action, such indemnified person will, if a claim in respect thereto is to be made against an indemnifying party hereunder, notify the indemnifying party in writing of the commencement thereof; but the failure so to notify the indemnifying party will not relieve an indemnifying party from any liability that it may have to any indemnified person for contribution or otherwise under the indemnity agreement contained herein except to the extent it is prejudiced as a proximate result of such failure to timely notify. In case any such action is brought against any indemnified person and such indemnified person seeks or intends to seek indemnity from an indemnifying party, the indemnifying party will be entitled to participate in, and, to the extent that it may wish, assume the defense thereof (in its own name or in the name and on behalf of any indemnified party or both with counsel reasonably satisfactory to such indemnified person); provided, however, if the defendants in any such action include both the indemnified person and an indemnifying party and the indemnified person shall have reasonably concluded that there may be a conflict between the positions of the indemnified person and an indemnifying party in conducting the defense of any such action or that there may be legal defenses available to it and/or other indemnified persons which are inconsistent with those available to an indemnifying party, the indemnified person or indemnified persons shall have the right to select one separate counsel (in addition to local counsel) to assume such legal defense and to otherwise participate in the defense of such action on behalf of such indemnified person or indemnified persons at such indemnified party's sole expense. Upon receipt of notice from an indemnifying party to such indemnified person of its election so to assume the defense of such action and approval by the indemnified person of counsel, which approval shall not be unreasonably withheld (and any disapproval shall be accompanied by a written statement of the reasons therefor), the indemnifying party will not be liable to such indemnified person hereunder for any legal or other expenses subsequently incurred by such indemnified person in connection with the defense thereof. An indemnifying party will not settle or compromise or consent to the entry of any judgment with respect to any pending or threatened claim, action, suit or proceeding in respect of which indemnification or contribution may be sought hereunder (whether or not the indemnified persons are actual or potential parties to such claim, action, suit or proceeding) unless such settlement, compromise or consent includes an unconditional release of each indemnified person from all liability arising out of such claim, action, suit or proceeding. An indemnified party will not, without the prior written consent of the indemnifying party, settle or compromise or consent to the entry of any judgment with respect to any pending or threatened claim, action, suit or proceeding in respect of which indemnification or contribution may be sought hereunder. If it does so, it waives its right to indemnification therefor.

      F. In any case an indemnifying person may be asked to indemnify or save an indemnified person harmless, the indemnified person shall use reasonable care to (i) fully and promptly advise the indemnifying person of all pertinent facts concerning the situation in question, and (ii) timely advise the indemnifying person of any matter as to which the indemnified person is aware that a claim which may give rise to Adverse Consequences has been asserted or is being threatened and appears reasonably likely to be asserted.

9. CERTAIN COVENANTS OF DST AND THE TRUST.

      A. All requisite steps will be taken by the Trust from time to time when and as necessary to register the Shares for sale in all states in which the Shares shall at the time be offered for sale and require registration. If at any time the Trust receives notice of any stop order or other proceeding in any such state affecting such registration or the sale of the Shares, or of any stop order or other proceeding under the federal securities laws affecting the sale of the Shares, the Trust will give prompt notice thereof to DST.

      B. DST hereby agrees to perform such transfer agency functions as are set forth in Section 4.D. above and Exhibit C, to establish and to maintain facilities and procedures reasonably acceptable to the Trust for safekeeping of Certificates, check forms, and facsimile signature imprinting devices, if any, and for the preparation or use, and the keeping account of, such Certificates, forms and devices, and to carry such insurance as DST considers adequate and reasonably available.

      C. To the extent required by Section 31 of the Investment Company Act of 1940, as amended, and Rules thereunder, DST agrees that all records maintained by DST relating to the services to be performed by DST under this Agreement are the property of the Trust and will be preserved and will be surrendered promptly to the Trust on request.

      D. DST agrees to furnish the Trust annual reports of (i) DST's financial condition, consisting of a balance sheet, earnings statement and any other financial information reasonably requested by the Trust, and (ii) a report in accordance with Statements on Auditing Standards No. 70 (the "SAS 70 Report"). The annual financial statements will be certified by DST's certified public accountants.

      E. DST represents and agrees that it will use its best efforts to keep current on the trends of the investment company industry relating to shareholder services and will use its best efforts to continue to modernize and improve. Notwithstanding the foregoing, (i) DST shall not be liable for failing to make any modification or improvement as to the necessity of which the Fund has not advised DST in writing and (ii) for any delay in the implementation of such modification or improvement where DST reasonably requires more time than was permitted by circumstances or such regulations.

      F. DST will permit the Trust and its authorized representatives to make periodic inspections of its operations as such would involve the Trust at reasonable times during business hours subject to such authorized representatives' execution of DST's "Confidentiality and Limited Use Agreement, a blank copy of which is attached hereto as Exhibit D.

      G. DST agrees to use its best efforts to provide in Kansas City at the Trust's expense two (2) man weeks of training for the Trust's personnel in connection with use and operation of the TA2000(TM) System. All travel and reimbursable expenses incurred by the Trust's personnel in connection with and during training at DST's Facility shall be borne by the Trust. At the Trust's option and expense, DST also agrees to use its best efforts to provide an additional two (2) man weeks of training at the Trust's facility for the Trust's personnel in connection with the conversion to the TA2000(TM) System. Reasonable travel, per diem and reimbursable expenses incurred by DST personnel in connection with and during training at the Trust's facility or in connection with the conversion shall be borne by the Trust.

      H. DST shall reasonably cooperate with the Trust's independent public accountants and shall take all reasonable action in the performance of its obligations under this Agreement to assure that all readily necessary information is made available to such accountants for the expression of their opinion as such may be required from time to time. Special reports or information may be charged for. A report is "Special" if it is not regularly produced by TA2000(TM) or requires special programming.

10. RECAPITALIZATION OR READJUSTMENT.

      In case of any recapitalization, readjustment or other change in the capital structure of the Trust requiring a change in the form of Certificates, DST will issue or register Certificates in the new form in exchange for, or in transfer of, the outstanding Certificates in the old form, upon receiving:

      A.    Written instructions from an officer of the Trust;

      B. Certified copy of the amendment to the Declaration of Trust or other document effecting the change;

      C. Certified copy of the order or consent of each governmental or regulatory authority, required by law to the issuance of the stock in the new form, and an opinion of counsel that the order or consent of no other government or regulatory authority is required;

      D. Specimens of the new Certificates in the form approved by the Board of Trustees of the Trust, with a certificate of the Secretary of the Trust as to such approval;

      E.    Opinion of counsel for the Trust stating:

            (1) The status of the shares of stock of the Trust in the new form under the '33 Act, as amended and any other applicable federal or state statute; and

            (2) That the issued shares in the new form are, and all unissued shares will be when registered, validly issued, fully paid and nonassessable.

11. STOCK CERTIFICATES ("CERTIFICATES").

      The Trust will furnish DST with a sufficient supply of blank Certificates and from time to time will renew such supply upon the request of DST. Such Certificates will be signed manually or by facsimile signatures of the officers of the Trust authorized by law and by bylaws to sign Certificates, and if required, will bear the corporate seal or facsimile thereof.

12. DEATH, RESIGNATION OR REMOVAL OF SIGNING OFFICER.

      The Trust will file promptly with DST written notice of any change in the officers authorized to sign Certificates, written instructions or requests, together with a revised Exhibit B. In case any officer of the Trust who will have signed manually or whose facsimile signature will have been affixed to blank Certificates will die, resign, or be removed prior to the issuance of such certificates, DST may issue or register such Certificates as the Certificates of the Trust notwithstanding such death, resignation, or removal, until specifically directed to the contrary by the Trust in writing. In the absence of such direction, the Trust will file promptly with DST such approval, adoption, or ratification as may be required by law.

13. FUTURE AMENDMENTS OF DECLARATION OF TRUST AND BYLAWS.

      The Trust will promptly file with DST copies of all material amendments to its Declaration of Trust or Bylaws made after the date of this Agreement.

14. INSTRUCTIONS, OPINION OF COUNSEL AND SIGNATURES OR JPM.

      Any time DST shall be in doubt as to any proposed or requested action or omission to be taken or omitted by it, DST may apply to any person authorized by the Trust to give instructions to DST. DST may with the approval of a Trust officer consult with legal counsel for the Trust or may consult with DST's own legal counsel at DST's own expense, with respect to any matter involving a question of law involved in any action to be taken or omitted by DST in connection with the agency. DST will not be liable for any action taken or omitted by it in good faith in reliance upon such instructions or upon the opinion of such counsel. Notwithstanding the foregoing, the Trust shall reimburse DST for outside counsel fees incurred in connection with the review of the legal sufficiency of documentation provided by a shareholder or otherwise as to the advisability of complying with the request of a shareholder or person purporting to act on behalf of a shareholder. DST will be protected in acting upon any paper or document reasonably believed by it to be genuine and to have been signed by the proper person or persons and will not be held to have notice of any change of authority of any person, until receipt of written notice thereof from the Trust. It will also be protected in recognizing Certificates which it reasonably believes to bear the proper manual or facsimile signatures of the officers of the Trust, and the proper countersignature of any former Transfer Agent or Registrar, or of a co-Transfer Agent or co-Registrar.

15. FORCE MAJEURE AND DISASTER RECOVERY PLANS.

      A. DST shall not be responsible or liable for its failure or delay in performance of its obligations under this Agreement arising out of or caused, directly or indirectly, by circumstances beyond its reasonable control, including, without limitation: any interruption, loss or malfunction or any utility, transportation, computer (hardware or software) or communication service; inability to obtain labor, material, equipment or transportation, or a delay in mails; governmental or exchange action, statute, ordinance, rulings, regulations or direction; war, strike, riot, emergency, civil disturbance, terrorism, vandalism, explosions, labor disputes, freezes, floods, fires, tornadoes, acts of God or public enemy, revolutions, or insurrection; or any other cause, contingency, circumstance or delay not subject to DST's reasonable control which prevents or hinders DST's performance hereunder.

      B. DST currently maintains an agreement with a third party whereby DST is to be permitted to use on a "shared use" basis a "hot site" (the "Recovery Facility") maintained by such party in event of a disaster rendering the DST Facilities inoperable. DST has developed and is continually revising a business contingency plan (the "Business Contingency Plan") detailing which, how, when, and by whom data maintained by DST at the DST Facilities will be installed and operated at the Recovery Facility. Provided the Trust is paying its pro rata portion of the charge therefor, DST would, in event of a disaster rendering the DST Facilities inoperable, use reasonable efforts to convert the TA2000(TM) System containing the designated Trust data to the computers at the Recovery Facility in accordance with the then current Business Contingency Plan.

      C. DST also currently maintains, separate from the area in which the operations which provides the services to the Trust hereunder are located, a Crisis Management Center consisting of phones, computers and the other equipment necessary to operate a full service transfer agency business in the event one of its operations areas is rendered inoperable. The transfer of operations to other operating areas or to the Crisis Management Center is also covered in DST's Business Contingency Plan.

16. CERTIFICATION OF DOCUMENTS.

      The required copy of the Declaration of Trust of the Trust and copies of all amendments thereto will be certified by the Secretary of State (or other appropriate official) of the State of Incorporation, and if such Declaration of Trust and amendments are required by law to be also filed with a county, city or other officer of official body, a certificate of such filing will appear on the certified copy submitted to DST. A copy of the order or consent of each governmental or regulatory authority required by law to the issuance of the stock will be certified by the Secretary or Clerk of such governmental or regulatory authority, under proper seal of such authority. The copy of the Bylaws and copies of all amendments thereto, and copies of resolutions of the Board of Trustees of the Trust, will be certified by the Secretary or an Assistant Secretary of the Trust under the Trust's seal.

17. RECORDS.

      DST will maintain customary records in connection with its agency, and particularly will maintain those records required to be maintained pursuant to subparagraph (2) (iv) of paragraph (b) of Rule 31a-1 under the Investment Company Act of 1940, if any.

18. DISPOSITION OF BOOKS, RECORDS AND CANCELED CERTIFICATES.

      DST may send periodically to the Trust, or to where designated by the Secretary or an Assistant Secretary of the Trust, all books, documents, and all records no longer deemed needed for current purposes and Certificates which have been canceled in transfer or in exchange, upon the understanding that such books, documents, records, and Certificates will be maintained by the Trust under and in accordance with the requirements of Section 17Ad-7 adopted under the Securities Exchange Act of 1934. Such materials will not be destroyed by the Trust without the consent of DST (which consent will not be unreasonably withheld), but will be safely stored for possible future reference.

19. PROVISIONS RELATING TO DST AS TRANSFER AGENT.

      A. DST will make original issues of Certificates upon written request of an officer of the Trust and upon being furnished with a certified copy of a resolution of the Board of Trustees authorizing such original issue, an opinion of counsel as outlined in subparagraphs 1.G. and 5.D. of this Agreement, any documents required by Sections
            5. or 10. of this Agreement, and necessary funds for the payment of any original issue tax.

      B. Before making any original issue of Certificates of the Trust will furnish DST with sufficient funds to pay all required taxes on the original issue of the stock, if any. The Trust will furnish DST such evidence as may be required by DST to show the actual value of the stock. If no taxes are payable DST will be furnished with a certified statement from an officer of the Trust to that effect.

      C. Shares of stock represented by Certificates will be transferred and new Certificates issued in transfer, or Shares of stock accepted for redemption and funds remitted therefor, or book entry transfer be effected, upon surrender of the old Certificates in form or receipt by DST of instructions deemed by DST properly endorsed for transfer or redemption accompanied by such documents as DST may deem necessary to evidence the authority of the person making the transfer or redemption.

            DST reserves the right to refuse to transfer or redeem Shares until it is satisfied that the endorsement or signature on the Certificate or any other document is valid and genuine, and for that purpose it may require a guaranty of signature in accordance with the Signature Guarantee Procedures. DST will incur no liability and shall be indemnified and held harmless by the Fund for any action taken by it in accordance with an instruction bearing what purports to be a signature guarantee or medallion of an Eligible Guarantor Institution or otherwise in accordance with DST's Signature Guarantee Procedures adopted pursuant to 17 C.F.R. Section 240.17Ad-15 under the Securities and Exchange Act of 1934. DST also reserves the right to refuse to transfer or redeem shares until DST is satisfied that the requested transfer or redemption is legally authorized, and it will incur no liability for the refusal in good faith to make transfers or redemptions which, in its reasonable judgment, are improper or unauthorized. Authority to perform a redemption shall be suspended when the Trust suspends the shareholders' right of redemption provided that the Trust delivers written notice of such suspension to DST. DST may, in effecting transfers or redemptions, rely upon Simplification Acts, Uniform Commercial Code or other statutes which protect it and the Trust in not requiring complete fiduciary documentation. In cases in which DST is not directed or otherwise required to maintain the consolidated records of shareholder's accounts, DST will not be liable for any loss which may arise by reason of not having such records.

      D. When mail is used for delivery of Certificates, DST will forward Certificates in "nonnegotiable" form by first class or registered mail and Certificates in "negotiable" form by registered mail, all such mail deliveries to be covered while in transit to the addressee by insurance arranged for by DST.

      E. DST will issue and mail subscription warrants, Certificates representing stock dividends, exchanges or split ups, or act as Conversion Agent upon receiving written instructions from any officer of the Trust and such other documents as DST deems necessary.

      F. DST will issue, transfer, and split up Certificates and will issue Certificates of stock representing full Shares upon surrender of scrip certificates aggregating one full share or more when presented to DST for that purpose upon receiving written instructions from an officer of the Trust and such other documents as DST may deem necessary.

      G. DST may issue new Certificates in place of Certificates represented to have been lost, destroyed, stolen or otherwise wrongfully taken upon receiving instructions from the Trust and indemnity satisfactory to DST and the Trust, and may issue new Certificates in exchange for, and upon surrender of, mutilated Certificates. Such instructions from the Trust will be in such form as will be approved by the Board of Trustees of the Trust and will be in accordance with the provisions of law and the bylaws of the Trust governing such matter.

      H. DST will supply a shareholder's list to the Trust for its annual meeting upon receiving a request from an officer of the Trust. It will also, at the expense of the Trust, supply lists at such other times as may be requested by an officer of the Trust.

      I. Upon receipt of written instructions of an officer of the Trust, DST will, at the expense of the Trust, address and mail notices to shareholders.

      J. In case of any request or demand for the inspection of the securityholder files or stock books of the Trust or any other books or records in the possession of the Trust in DST's possession, DST will not permit such inspection, except (i) after prior notification to and approval in writing by the Trust or Advisor as appropriate, which approval shall not be unreasonably withheld and may not be withheld or delayed where DST may be exposed to civil or criminal contempt proceedings for failure to comply when requested to divulge such information by duly constituted authorities, or (ii) when so requested by the Trust or an Authorized Person. Nothing in the foregoing is intended to, nor does it, prohibit or deny to DST the right to disclose information requested by subpoena, Court Order, administrative order or request issued by a federal, state or local authority purporting to be issued under statutory authority or a self-regulatory organization registered under the '34 Act. DST shall use reasonable efforts to advise the Trust concerning subpoenas received for records of the Trust and, upon being so advised, the Trust shall be responsible for handling and responding thereto.

20. PROVISIONS RELATING TO DIVIDEND DISBURSING AGENCY.

      A. DST will, at the expense of the Trust, provide a special form of check containing the imprint of any device or other matter desired by the Trust. Said checks must, however, be of a form and size convenient for use by DST.

      B. If the Trust desires to include additional printed matter, financial statements, etc., with the dividend checks, the same will be furnished DST within a reasonable time prior to the date of mailing of the dividend checks, at the expense of the Trust.

      C. If the Trust desires its distributions mailed in any special form of envelopes, sufficient supply of the same will be furnished to DST but the size and form of said envelopes will be subject to the approval of DST. If stamped envelopes are used, they must be furnished by the Trust; or if postage stamps are to be affixed to the envelopes, the stamps or the cash necessary for such stamps must be furnished by the Trust.

      D. DST shall establish and maintain on behalf of the Trust one or more deposit accounts as Agent for the Trust, into which DST shall deposit the funds DST receives for payment of dividends, distributions, redemptions or other disbursements provided for hereunder and to draw checks against such accounts.

      E. DST is authorized and directed to stop payment of checks theretofore issued hereunder, but not presented for payment, when the payees thereof allege either that they have not received the checks or that such checks have been mislaid, lost, stolen, destroyed or through no fault of theirs, are otherwise beyond their control, and cannot be produced by them for presentation and collection, and, to issue and deliver duplicate checks in replacement thereof.

21. ASSUMPTION OF DUTIES BY THE TRUST OR AGENTS DESIGNATED BY THE TRUST.

      A. The Trust or its designated agents other than DST may assume certain duties and responsibilities with respect to the operations of the Trust, including (with DST's agreement) providing all, or a portion, of those services which DST is obligated to provide under Section 4.D. of this Agreement.

      B. To the extent the Trust or its agent or affiliate assumes DST's duties and responsibilities (which assumption should be embodied in writing), DST shall be relieved from all responsibility and liability therefor (including any Adverse

            Consequences directly or indirectly arising out of or resulting from the actions or omissions of the Trust or its designees, as well as from any "as of" liability or withholding reversals in connection therewith) and DST is hereby indemnified and held harmless against any liability therefrom in the same manner and degree as provided for in Section 8 hereof.

      C. Initially, with respect to accounts serviced by JPM or banks affiliated with or a correspondent of JPM, the Trust or its designees shall be responsible for the following: (i) answering and responding to telephone inquiries from shareholders and brokers;
            (ii) accepting shareholder and broker instructions (either or both oral and written) and (A) transmitting to DST orders (transactions and maintenance) based on such instructions for input into TA2000 by DST or (B) themselves inputting such orders into TA2000 on a remote basis; (iii) preparing and mailing confirmations; (iv) classifying the status of shareholders and shareholder accounts under applicable tax law and in accordance with the capabilities provided on TA2000, and performing all compliance functions with respect thereto, including without limitation obtaining certified TIN's, Form W-8's and other documentation, and properly coding accounts (social codes, tax status, foreign accounts and so forth) as provided for on TA2000; (v) on a remote basis establishing shareholder accounts on the TA2000(TM) System, establishing the appropriate privileges thereupon and assigning social codes and Taxpayer Identification Number codes thereof; (vi) disbursing monies of the Trust; (vii) sending redemption and dividend wires in accordance with instructions received; and (viii) following up and collecting upon unsettled trade orders and unpaid broker-dealer, institutional or shareholder "as of's". Additionally, the Trust or its designees are also responsible for verifying the accuracy of, and notifying DST as to errors in, the MENTAP/Market Advisor and Confluence FundStation databases.

22. TERMINATION OF AGREEMENT.

      A. This Agreement shall be in effect until the completion of the merger of each Trust into other registered investment companies (the "Fund Merger") in connection with the transaction whereby J.P. Morgan & Co. Incorporated and The Chase Manhattan Corporation have merged to form J.P. Morgan Chase & Co. and the transfer of the securityholder accounts in each Trust to accounts in other registered investment companies whose securityholder accounts are maintained on the TA2000 System. The Trust shall advise DST of the date of such Fund Merger no less than five (5) business days before it occurs.

      B. Each party, in addition to any other rights and remedies, shall have the right to terminate this Agreement forthwith upon the occurrence at any time of any of the following events with respect to the other party:

            (1) The bankruptcy of the other party or its assigns or the appointment of a receiver for the other party or its assigns;

            (2) failure by the other party or its assigns to perform its duties (including any material interruption or cessation of its operations) in accordance with the Agreement, which failure materially adversely affects the business operations of the first party and which failure continues for thirty (30) days after receipt of written notice from the first party, unless such failure is excused under Section 15 of this Agreement; or

            (3) merger, consolidation or sale of substantially all of the assets of the other party or its assigns; or

            (4) acquisition of a controlling interest in the other party or its assigns by any third party except as may presently exist within the previous sixty (60) days.

      C. In the event of termination, the Trust will promptly pay DST all amounts due to DST hereunder, including, if this Agreement is terminated by the Trust for any reason other than the Fund Merger or those set forth in Sections 22.B. hereof, the termination fee set forth in Exhibit A to this Agreement shall apply.

      D. In the event of termination, DST will use its best efforts to transfer the records of the Trust to the designated successor transfer agent, to provide reasonable assistance to the Trust and its designated successor transfer agent, and to provide other information relating to its services provided hereunder (subject to the recompense of DST for such assistance at its standard rates and fees for personnel then in effect at that time); provided, however, as used herein "reasonable assistance" and "other information" shall not include assisting any new service or system provider to modify, alter, enhance, or improve its system or to improve, enhance, or alter its current system, or to provide any new functionality or to require DST to disclose any DST Confidential Information, as hereinafter defined, or any information which is otherwise confidential to DST.

23. CONFIDENTIALITY.

      A. DST agrees on behalf of itself, its affiliates, its officers and employees, except as provided in Section 19.J. hereof, or as otherwise required by law, DST will keep confidential all records of and information in its possession relating to the Trust or its shareholders or shareholder accounts and will not disclose the same to any person except at the request or with the consent of the Trust. Notwithstanding the foregoing, DST shall be permitted in the ordinary course of business to provide such information to third parties providing services to DST which DST utilizes in connection with the services DST provides to the Trust under this Agreement or in accordance with Section 19.J. of this Agreement.

      B. The Trust on behalf of itself, its affiliates, its officers and employees and all entities which it directs DST to provide any of the following information agrees to keep confidential all financial statements and other financial records (other than statements and records relating solely to the Trust's business dealings with DST) and all manuals, systems and other technical information and data, not publicly disclosed, relating to DST's operations and programs furnished to it by DST pursuant to this Agreement and will not disclose the same to any person except at the request or with the consent of DST.

      C.    (1)  The Trust acknowledges that DST has proprietary rights in and to the TA2000(TM) System used to perform services hereunder including, but not limited to the maintenance of shareholder accounts and records, processing of related information and generation of output, including, without limitation any changes or modifications of the TA2000(TM) System and any other DST programs, data bases, supporting documentation, or procedures (collectively "DST Confidential Information") which the Trust's access to the TA2000(TM) System or computer hardware or software may permit the Trust or its employees or agents to become aware of or to access and that the DST Confidential Information constitutes confidential material and trade secrets of DST. The Trust agrees to maintain the confidentiality of the DST Confidential Information of which it is, or becomes, aware or to which it has access.

            (2) The Trust acknowledges that any unauthorized use, misuse, disclosure or taking of DST Confidential Information which is confidential as provided by law, or which is a trade secret, residing or existing internal or external to a computer, computer system, or computer network, or the knowing and unauthorized accessing or causing to be accessed of any computer, computer system, or computer network, may be subject to civil liabilities and criminal penalties under applicable state law. The Trust will advise all of its employees and agents who have access to any DST Confidential Information or to any computer equipment capable of accessing DST or DST hardware or software of the foregoing.

            (3) The Trust acknowledges that disclosure of the DST Confidential Information may give rise to an irreparable injury to DST inadequately compensable in damages. Accordingly, DST may seek (without the posting of any bond or other security) injunctive relief against the breach of the foregoing undertaking of confidentiality and nondisclosure, in addition to any other legal remedies which may be available, and the Trust consents to the obtaining of such injunctive relief. All of the undertakings and obligations relating to confidentiality and nondisclosure, whether contained in this Section or elsewhere in this Agreement shall survive the termination or expiration of this Agreement for a period of ten (10) years.

24. CHANGES AND MODIFICATIONS.

      A. During the term of this Agreement DST will use on behalf of the Trust without additional cost all modifications, enhancements, or changes which DST may make to the TA2000(TM) System in the normal course of its business and which are applicable to functions and features offered by the Trust to its shareholders, unless substantially all DST clients are charged separately for such modifications, enhancements or changes, including, without limitation, substantial system revisions or modifications necessitated by changes in existing laws, rules or regulations. The

            Trust agrees to pay DST promptly for modifications and improvements which are charged for separately at the rate provided for in DST's standard pricing schedule which shall be identical for substantially all clients, if a standard pricing schedule shall exist. If there is no standard pricing schedule, the parties shall mutually agree upon the rates to be charged.

      B. DST shall have the right, at any time and from time to time, to alter and modify any systems, programs, procedures or facilities used or employed in performing its duties and obligations hereunder; provided that the Trust will be notified as promptly as possible prior to implementation of such alterations and modifications and that no such alteration or modification or deletion shall materially adversely change or affect the operations and procedures of the Trust in using or employing the TA2000(TM) System or DST Facilities hereunder or the reports to be generated by such system and facilities hereunder, unless the Trust is given thirty (30) days prior notice to allow the Trust to change its procedures and DST provides the Trust with revised operating procedures and controls.

      C. All enhancements, improvements, changes, modifications or new features added to the TA2000(TM) System however developed or paid for shall be, and shall remain, the confidential and exclusive property of, and proprietary to, DST.

25. ASSIGNMENT AND SUBCONTRACTORS.

      A. Neither this Agreement nor any rights or obligations hereunder may be assigned by either party hereto without the written consent of the other party. In the event of a mutually agreed to assignment, each party shall remain liable for the performance of its assignee(s). DST may, however, employ agents to assist it in performing its duties hereunder.

      B. Notwithstanding anything in this Agreement to the contrary, nothing herein shall impose any duty upon DST in connection with or make DST liable for the actions or omissions to act of unaffiliated third parties such as, by way of example and not limitation, Airborne Services, the U.S. mails, the National Securities Clearing Commission and telecommunication companies, provided, if DST selected such company, DST shall have exercised due care in selecting the same.

26. LIMITATIONS ON LIABILITY.

      A. Notwithstanding anything in this Agreement to the contrary, each of the four Trusts which executed this Agreement, together with each Fund which is a part of such Trust (SEE, Appendix I) is and shall be regarded for all purposes hereunder as a separate party apart from each other Trust and all other Funds. To the extent that a Trust is comprised of more than one Fund, each Fund shall be regarded for all purposes hereunder as a separate party apart from each other Fund. Unless the context otherwise requires, with respect to every transaction covered by this Agreement, every reference herein to the Trust shall be deemed to relate solely to the particular Fund or Trust to which such transaction relates. Under no circumstances shall the rights, obligations or remedies with respect to a particular Trust or a particular Fund constitute a right, obligation or remedy applicable to any other Trust or Fund. The use of this single document to memorialize the separate agreement of each Trust and each Fund herein is understood to be for clerical convenience only and shall not constitute any basis for joining the Trusts or Funds for any reason.

      B. Notice is hereby given that a copy of each Trust's Trust Agreement and all amendments thereto is on file with the Secretary of State of the state of its organization; that this Agreement has been executed on behalf of the Trust by the undersigned duly authorized representative of the Trust in his/her capacity as such and not individually; and that the obligations of this Agreement shall only be binding upon the assets and property of the Trust and shall not be binding upon any trustee, officer or shareholder of the Trust individually.

27. MISCELLANEOUS.

      A. This Agreement shall be construed according to, and the rights and liabilities of the parties hereto shall be governed by, the laws of the State of Missouri, excluding that body of law applicable to choice of law.

      B. All terms and provisions of this Agreement shall be binding upon, inure to the benefit of and be enforceable by the parties hereto and their respective successors and permitted assigns.

      C. The representations and warranties, and the indemnification extended hereunder, if any, are intended to and shall continue after and survive the execution, expiration, termination or cancellation of this Agreement or the performance of services hereunder until any statute of limitations applicable to the matter at issues shall have expired.

      D. No provisions of this Agreement may be amended or modified in any manner except by a written agreement properly authorized and executed by each party hereto.

      E. The captions in this Agreement are included for convenience of reference only, and in no way define or delimit any of the provisions hereof or otherwise affect their construction or effect.

      F. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument.

      G. If any part, term or provision of this Agreement is by the courts held to be illegal, in conflict with any law or otherwise invalid, the remaining portion or portions shall be considered severable and not be affected, and the rights and obligations of the parties shall be construed and enforced as if the Agreement did not contain the particular part, term or provision held to be illegal or invalid.

      H. Neither the execution nor performance of this Agreement shall be deemed to create a partnership or joint venture by and between the Trust and DST. It is understood and agreed that all services performed hereunder by DST shall be as an independent contractor and not as an employee of the Trust. This Agreement is between DST and the Trust and neither this Agreement nor the performance of services under it shall create any rights in any third parties. There are no third party beneficiaries hereto.

      I. Except as specifically provided herein, this Agreement does not in any way affect any other agreements entered into among the parties hereto and any actions taken or omitted by any party hereunder shall not affect any rights or obligations of any other party hereunder.

      J. The failure of either party to insist upon the performance of any terms or conditions of this Agreement or to enforce any rights resulting from any breach of any of the terms or conditions of this Agreement, including the payment of damages, shall not be construed as a continuing or permanent waiver of any such terms, conditions, rights or privileges, but the same shall continue and remain in full force and effect as if no such forbearance or waiver had occurred.

      K. This Agreement constitutes the entire agreement between the parties hereto and supersedes any prior agreement, draft or agreement or proposal with respect to the subject matter hereof, whether oral or written, and this Agreement may not be modified except by written instrument executed by both parties.

      L. All notices to be given hereunder shall be deemed properly given if delivered in person or if sent by U.S. mail, first class, postage prepaid, or if sent by facsimile and thereafter confirmed by mail as follows:

            If to DST:

                    DST Systems, Inc.
                    210 W. 10th St., 7th Fl.
                    Kansas City, Missouri 64105
                    Attn: Senior Vice President-Full Service
                    Facsimile No.: 816-435-3455

            With a copy of non-operational notices to:

                    DST Systems, Inc.
                    333 W. 11th St., 5th Fl.
                    Kansas City, Missouri 64105
                    Attn: Legal Department
                    Facsimile No.: 816-435-8630

            If to the Trust:

                    Judy R. Bartlett
                    Vice President and Assistant Secretary
                    1211 Avenue of the Americas, 41st Floor
                    New York, New York 10036
                    Telephone No.: 212-789-5700
                    Fax No.: 212-789-6203
            or to such other address as shall have been specified in writing by the party to whom such notice is to be given.

      IN WITNESS WHEREOF, the parties have caused this Agreement to be executed by their respective duly authorized officers, to be effective as of the day and year first above written.


DST SYSTEMS, INC.

By:
   ------------------------------------

Title:
      ---------------------------------


J.P. MORGAN SERIES TRUST                    J.P. MORGAN FUNDS

By:                                         By:
   -------------------------------------      ---------------------------------

Title:                                      Title:
      ----------------------------------         ------------------------------


J.P. MORGAN INSTITUTIONAL FUNDS             J.P. MORGAN SERIES TRUST II

By:                                         By:
   -------------------------------------      ---------------------------------

Title:                                      Title:
      ----------------------------------         ------------------------------

                                                                        EXHBIT A

                                  FEE SCHEDULE
                      TERM: MAY 7, 2001 THROUGH FUND MERGER

I. TRANSFER AGENCY

A. BASE FEES

      Complex Base Fee - $1,316,250 per year

      CUSIP Fees - The standard Chase Vista rate of $21,000 per year is bundled in the complex fee.

      CUSIP Base Fee for Omnibus Positions (DFR CUSIPS) - $13,750 per CUSIP per year

      Closed Cusips - $150 per month through May of the following Year.

       Additional Items Bundled in Complex Fee:
       - SuperSelect Reports
       - Bulk Transmissions
       - Standard Tape Generations

B.  ACCOUNT MAINTENANCE AND PROCESSING FEES

      Non Institutional Non Network Level 3 Open Accounts - $16.35 per account per year
      Non-Institutional Network Level 3 Open Accounts - $12.85 per account per year
      Closed Accounts - Included in Base Fee

      Transaction Processing

      Contingency Processing - $1,000 per initiation + $5.00 per retail transaction and/or $10.00 per institutional transaction (for entities that remotely process; includes financial, non-financial, confirmed orders, omnibus and maintenance transactions)

      Non-Institutional Omnibus Transactions - $1.00 per transaction
      Phone Calls - Inbound & Outbound, including Fulfillment - $4.60 per call Lost Shareholder Compliance - $1.25 per lost s/h account per year + $1.60 per database match
      Checkwriting - included in base/account fees
      ACH Transactions & Listbill Processing - included in base/account fees Contingent Deferred Sales Charge / Sharelot Accounting - included in base/account fees
      12b-1 / TASS Processing - included in base/account fees
      Investor Facility - included in base/account fees
      Special 12b-1 Runs (more than 1 mo cycle and 2 quarterly cycles) - $1,338/quarter plus $.01 per open and closed account per cycle

      TRAC-2000 - separate schedule
      TA2000 Voice System - see Exhibit A
      *NSCC - see Exhibit B
      *Remote TA2000 AWD/IWS Software and Licensing Fees - under separate schedule *FAN - under separate schedule Vision - under separate schedule Fanmail - under separate schedule

C. SHAREOWNER/MANAGEMENT COMPANY CHARGES

      Fiduciary Trustee Fees:
      Paid By the Shareowner:
           Non-Employees (Traditional and Roth IRA) - $15.00 per social security # per plan type per year
           Simples (Non DFI) - $10.00 per social security # per plan type per year, $0 Set-up charge
           Simples (DFI) - $10.00 per social security # per plan type per year, $10.00 Set-up charge
      Paid By the Management Company:
           Employees (Traditional and Roth IRA) - $5.00 per account per year
           No Fee IRA's (Traditional and Roth IRA) - $15.00 per social security # per plan type per year
      403(b) Loan Fees:
           Application/Origination Fee - $25.00 per loan
           Annual Processing Fee - $25.00 per loan per year

D. PROGRAMMING (2001 STANDARD RATES)

        *COBOL Programmer:
             Dedicated Resources                             $150,000 per year
             On-Request:                                     $120.00 per hour

        *Workstation Programmer:
             Dedicated Resources                             $185,000 per year
             On-Request                                      $150.00 per hour

         *Business Analyst/Tester:
             Dedicated Resources                             $95,000 per year
             On-Request                                      $75.00 per hour

        *Web Developer:
             Dedicated Resources                             $220,000 per year
             On-Request                                      $180.00 per hour

        *Full Service Staff Support:
             Senior Staff Support                            $75 per hour
             Staff Support                                   $55 per hour
             Clerical Support                                $45 per hour

NOTES TO THE ABOVE FEE SCHEDULE

A. The above schedule does not include out of pocket expenses incurred by DST on the Fund's behalf. Examples of out of pocket expenses include but are not limited to forms, postage, mailing services, telephone line and long distance charges, client remote hardware, disaster recovery (range $0.08-$0.12 per acct per year, currently $0.10 based on actual expense), magnetic tapes, printing, ACH bank charges, NSCC charges, proxy processing, microfilm/microfiche, etc.

B. Service fees and out of pocket expenses are billed monthly. Any fees or out-of-pocket expenses not paid within 30 days of the date of the original invoice will be charged a late payment fee of 1.5% per month until payment is received.

C. In the event JP Morgan were to move its Transfer Agency servicing operation to another platform for any reason other than material service deficiencies brought to DST's attention which were not remedied within an acceptable timeframe, JP Morgan would compensate DST for staff wind down and related expenses using the aggregate of the salaries paid by DST during the two months immediately preceding the termination to all DST personnel utilized to provide Transfer Agent and Corporate Support services to the fund.

      Except for a termination pursuant to the provisions of Section 22.A., six months notice is required by either party to terminate the Transfer Agency agreement.

D. The fees in this schedule, except those indicated by an "*", are guaranteed through the Fund Merger. Items marked by an "*" are subject to change with 60 days written notice.

                             TA2000 VOICE(TM) SYSTEM
                                  FEE SCHEDULE

PER CALL SERVICE FEE

Utilization of DST's TA2000 Voice(TM) System is based on a service fee of $.21 PER CALL. Each call has a maximum duration of seven (7) minutes. This charge is a flat rate regardless of the number or type of transactions that a shareholder processes during the call. A given call could result in inquiries and/or transactions being processed for various funds in the complex. Therefore, on a monthly basis, DST will report the number of inquiries and/or transactions processed by fund. A percentage of the total will be derived and reported for each fund. As a result of this process, DST will allocate the charges among the individual funds.

MULTIPLE CALL FLOWS

An additional fee of $525 per month will be charged for each additional call flow that requires different flows, functions, vocabulary, processing, rules or access method. An additional fee of $210 per month will be charged for each additional call flow that is identical in flows, functions, vocabulary, processing rules or access method.

MINIMUM MONTHLY CHARGE

DST's commitment to the reliability and continued enhancement of the TA2000 Voice System necessitates a minimum monthly charge for the service. The minimum monthly charge will only be assessed when it is greater than the monthly service fees. The minimum monthly charge will be implemented on a graduated basis based on the number of cusips and shareholders in a fund complex and is the sum of the cusip and account charges. The schedule for this charge is as follows:

   YEARS                         CHARGE PER                       CHARGE PER
    OF                        CUSIP AUTHORIZED                    SHAREHOLDER
  SERVICE                       FOR SERVICE*                       ACCOUNT**
     1                             $ 52.50                           $.002

     2                             $ 78.75                           $.003

     3                             $105.00                           $.004

      * CUSIPS ADDED TO THE SERVICE will be subject to the same minimums being charged to the other cusips in the complex at the time the cusips are added.

      ** THE PER ACCOUNT CHARGE is based on the total number of shareholder accounts in authorized cusips at the end of each month.

OUT OF POCKET COSTS

Each fund complex will require a unique WATS number for their shareholders to call. Each WATS number will require a specific number of trunks to service a given volume of shareholder calls. All installation and monthly usage charges associated with these will be billed through monthly out-of-pocket invoices.

                      NSCC FEES AND OUT-OF-POCKET EXPENSES

SETTLING BANK FEES

      The fund may be charged fees by the Settling Bank at which the net settlement account resides for monthly maintenance of this account. These are negotiated directly between the Fund and the Settling Bank.

NSCC PARTICIPANT FEES

      The NSCC charges $40 per month per management company for CPU access/shared line costs.

      A combined participant base fee of $200 per month is charged for the following services:

      FUND/SERV:

      The NSCC charges an activity charge of $.25 per inputted transaction. Transactions include purchases, redemptions and exchanges.

      NETWORKING: The NSCC charges the following activity fee:

            -     $.02 per account for funds paying dividends on a monthly basis
            -     $.01 per account for funds paying dividends other than monthly

      COMMISSION SETTLEMENT: The NSCC charges the following processing fee:

            - $.30 per hundred records, per month, for one to 500,000 records; there is a $50 per month minimum processing charge

            - $.20 per hundred records, per month, for 500,001 to 1,000,000 records

            - $.10 per hundred records, per month, for 1,000,001 records and above

Note: Participant fees are cumulative when Fund/SERV, Networking and/or
      Commission Settlement are used in conjunction with each other.

                                                                       EXHIBIT B
                                                            AUTHORIZED PERSONNEL

Pursuant to Section 8.B.(3) of the Agency Agreement between the Trust and DST (the "Agreement"), the Trust authorizes the following Trust personnel to provide instructions to DST, and receive inquiries from DST in connection with the
Agreement:

         NAME                  TITLE               SIGNATURE

----------------------  --------------------  ----------------------

----------------------  --------------------  ----------------------

----------------------  --------------------  ----------------------

----------------------  --------------------  ----------------------

----------------------  --------------------  ----------------------

----------------------  --------------------  ----------------------

----------------------  --------------------  ----------------------


This Exhibit may be revised by the Trust by providing DST with a substitute Exhibit B. Any such substitute Exhibit B shall become effective twenty-four (24) hours after DST's receipt of the document and shall be incorporated into the Agreement.

ACKNOWLEDGMENT OF RECEIPT:


DST SYSTEMS, INC.

By:
   --------------------------------------------------
Title:
      -----------------------------------------------
Date:
     ------------------------------------------------


J.P. MORGAN SERIES TRUST                    J.P. MORGAN FUNDS

By:                                         By:
   --------------------------------------      --------------------------------
Title:                                      Title:
      -----------------------------------         -----------------------------
Date:                                       Date:
     ------------------------------------        ------------------------------


J.P. MORGAN INSTITUTIONAL FUNDS     J.P. MORGAN SERIES TRUST II


By:                                         By:
   --------------------------------------     ---------------------------------
Title:                                      Title:
      -----------------------------------        ------------------------------
Date:                                       Date:
     ------------------------------------       -------------------------------

                  TRANSFER AGENCY SERVICES AND SYSTEMS FEATURES

FUNCTIONS

A.    Issuance of stock certificates

B.    Recording of non-certificate shares

C.    Purchase, redemptions, exchanges, transfers and legal transfer

D.    Changes of address, etc.

E. Daily balancing of the Fund (that is maintaining the master, history and certificate files in balance, advising the Trust of any differences and resolving those caused by DST's error)

F.    Dividend calculation and disbursement

G.    Mailing of quarterly and annual reports, if requested

H.    Filing of 1099/1042 information to shareholders and government

I.    Provide N1R information - as available on TA2000

J.    Systematic withdrawal and purchase plans

K.    Pre-authorized checks

L.    Purchase reminders

M. Reconcilement of dividend and disbursement accounts and advising trust of any discrepancies

N.    Provide research and correspondence to shareholder's inquiries

O.    Daily communication of standard reports to the Fund

P.    Provide listings, labels and other special reports

Q.    Proxy issuance and tabulation

R.    Annual Statements of shareholders on microfilm

S.    Provide reports as required under Section 19K

T.    Wire order processing

U.    12B-1 processing

                                                                       EXHIBIT D

ABC - Auditor's Short Name
DEF - Auditor's Address
GHI - Auditor's Legal Name
JKL - Client Short Name
MNO - Client

                     CONFIDENTIALITY AGREEMENT FOR AUDITORS

      This Agreement entered into this ____ day of ____________, 20__, by and between DST Systems, Inc., 333 West 11th Street, Kansas City, Missouri, 64105 ("DST") and GHI, DEF ("ABC").

      WHEREAS, DST has developed a proprietary software system for mutual fund shareholder recordkeeping and accounting ("DST System"); and

      WHEREAS, MNO ("JKL") and DST have entered into an Agency Agreement dated as of ________________________ (the "Agreement"), whereby JKL has obtained the right to access DST's TA2000(TM) System and the DST Facilities, as defined in the Agreement, in connection with the provisions of services to JKL's client investment companies (the "Funds");

      WHEREAS, pursuant to the Agreement JKL has the right to cause its auditors, ABC, to perform on-site audits of records and accounts and operating procedures directly pertaining to JKL's securityholder accounts in and the performance of services for the Funds (the "Audit Subject Matter") subject to the execution of this Confidentiality Agreement;

      WHEREAS, DST will not permit any auditor access to its Facilities, its TA2000 System and JKL's records in its possession and on its computers unless and until such auditor duly executes this Agreement;

      WHEREAS, each person set forth on the list attached hereto as Exhibit I (the "Auditors") (a) is employed and designated by ABC, JKL's independent, public auditing firm, to perform the aforementioned audit of the Audit Subject Matter and (b) must obtain such access in order (i) for ABC to fulfill its obligations to JKL and (ii) for each Auditor to perform their obligations to ABC;

      NOW, THEREFORE, in consideration of the foregoing and the mutual covenants herein contained, the parties agree as follows:

            (a) In accordance with the terms and conditions of the Agreement, DST shall permit the Auditors reasonable access to the DST Facilities, as defined in the Agreement, and the Audit Subject Matter and provide reasonable assistance to them.

            (b) ABC and each Auditor recognizes the proprietary right of DST in and to the TA2000 System which ABC and each Auditor agrees that: (i) all materials, information and data, in whatever form or media, including without limitation documents, specifications, forms, systems designs, structures, procedures, flow charts, data and screen formats, algorithms and source and object code, pertaining to aspects of the DST System which DST treats as confidential and protected, and requires its customers to treat as confidential and protected ("DST Information"), provided to or disclosed to ABC and its auditors shall remain the sole and exclusive property of DST; (ii) all DST Information shall be held in strictest confidence by ABC and each Auditor; (iii) ABC and each Auditor shall use such DST Information solely for the purpose of auditing the Audit Subject Matter in accordance with generally accepted auditing standards and, except for such audit, neither ABC nor any Auditor shall utilize, distribute, transfer or disclose in any way to any person or firm other than JKL the DST Information provided or disclosed to it by DST, its employees, representatives and agents; and (iv) only those employees, representatives or agents of ABC having a "need to know" shall have access to the DST Information.

            (c) Upon completion of its review of the DST Information furnished or disclosed to it (or upon earlier request by DST upon reasonable cause being shown) ABC and each of its Auditors: (i) shall return to DST any tangible materials furnished to any of them hereunder, and any copies thereof; (ii) shall make available to DST any portion of any analyses, compilations, studies or documents in whatever form or media made by it or any of the Auditors containing or summarizing the details of any DST Information; and (iii) shall safeguard or destroy, as DST may reasonably require, such portions thereof as might compromise the confidentiality of any DST Information; and (iv) shall provide DST with a written statement to effect that the obligations undertaken in (i) - (iii) of this Paragraph
      (c) have been fulfilled. Subsection (ii) hereof is not intended to, and does not, apply to or prohibit the preparation and provision solely to JKL and the Funds of an Audit Report conforming to generally accepted auditing standards and applicable law with respect thereto.

            (d) ABC shall be responsible for any breach of this Agreement by any of the Auditors.

            (e) This Agreement shall be inoperative as to such portions of the DST Information which

      (i) are or become generally available to the public other than as a result of a disclosure by ABC or the Auditors; or (ii) become available to ABC on a non-confidential basis from a third party (unrelated to ABC or DST) which is entitled to disclose it; or (iii) was known to ABC on a non-confidential basis prior to its disclosure to ABC by DST.

      The parties acknowledge that in the event of any breach or threatened breach of this Agreement remedies at law will be inadequate and the party seeking to enforce this Agreement will be entitled to injunctive and other equitable relief (without the posting of any bond).

      IN WITNESS WHEREOF, the parties hereto executed this Agreement the day and year first above written.

ABC                                       DST SYSTEMS, INC.


By:                                       By:
   ------------------------------------      -----------------------------------

Dated:                                    Dated:
      ---------------------------------         --------------------------------

                                    EXHIBIT I

      The following individuals are all employees of ABC and are the only persons whom ABC will use to perform the audit of the Audit Subject Matter and to whom DST Information will be disclosed. The signature of each Auditor hereupon evidences his/her acknowledgment and awareness of and agreement to be bound by the terms of the attached Confidentiality Agreement.

   NAME OF AUDITOR            TITLE                SIGNATURE

---------------------  --------------------  --------------------

---------------------  --------------------  --------------------

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

                                   APPENDIX I

J.P. MORGAN FUNDS                                               CUSIP NUMBER
J. P. Morgan Prime Money Market Fund                              617340203
J.P. Morgan Prime Money Market Reserves Fund                      61740R107
J.P. Morgan Federal Money Market Fund                             617340104
J.P. Morgan Tax Exempt Money Market Fund                          617340302
J.P. Morgan New York Tax Exempt Bond Fund                         617340856
J.P. Morgan Bond Fund                                             617340401
J.P. Morgan Tax Exempt Bond Fund                                  617340500
J.P. Morgan European Equity Fund                                  617340823
J.P. Morgan International Opportunities Fund                      617340799
J.P. Morgan U.S. Equity Fund                                      617340609
J.P. Morgan Short Term Bond Fund                                  617340880
J.P. Morgan U.S. Small Company Fund                               617340708
J.P. Morgan International Equity Fund                             617340807
J.P. Morgan Diversified Fund                                      617340872
J.P. Morgan Disciplined Equity Fund                               617340757
J.P. Morgan Emerging Markets Debt Fund                            617340773
J.P. Morgan U.S. Small Company Opportunities Fund                 617340781
J.P. Morgan Global Strategic Income Fund                          617340815


J.P. MORGAN INSTITUTIONAL FUNDS                                  CUSIP NUMBER
J.P. Morgan Institutional Prime Money Market Fund                 616918207
J.P. Morgan Institutional Service Prime Money Market Fund         616918744
J.P. Morgan Prime Cash Mgmt Money Market Fund                     617340740
J.P. Morgan  Institutional Direct Prime Money Market Fund         61740U100
J.P. Morgan Institutional Federal Money Market Fund               616918108
J.P. Morgan Institutional Service Federal Money Market Fund       616918736
J.P. Morgan Institutional Treasury Money Market Fund              616918769
J.P. Morgan Institutional Service Treasury Money Market Fund      616918751
J.P. Morgan Treasury Money Market Reserves Fund                   61740R206
J.P. Morgan Institutional Tax Exempt Money Market Fund            616918306
J.P. Morgan Institutional Service Tax Exempt Money Market Fund    616918728
J.P. Morgan Institutional New York Tax Exempt Bond Fund           616918843
J.P. Morgan Institutional Bond Fund                               616918504
J.P. Morgan Institutional Bond Fund - Ultra Shares                616918710
J.P. Morgan Institutional Tax Exempt Bond Fund                    616918603
J.P. Morgan Institutional European Equity Fund                    616918819
J.P. Morgan Institutional International Opportunities Fund        616918777
J.P. Morgan Institutional U.S. Equity Fund                        616918702
J.P. Morgan U.S. Equity Fund - Advisory Series                    616920773
J.P. Morgan Institutional Short Term Bond Fund                    616918405

J.P. Morgan Institutional U.S. Small Company Fund                 616918801
J.P. Morgan Institutional International Equity Fund               616918884
J.P. Morgan Emerging Markets Equity Fund                          617340864
J.P. Morgan Institutional Emerging Markets Equity Fund            616918850
J.P. Morgan Institutional Diversified Fund                        616918876
J.P. Morgan Institutional Disciplined Equity Fund                 616918793
J.P. Morgan Institutional Global Strategic Income Fund            616918785


J.P. MORGAN SERIES TRUST                                         CUSIP NUMBER
J.P. Morgan California Bond Fund - Select Shares                  616920500
J.P. Morgan California Bond Fund - Institutional Shares           616920609
J.P. Morgan Tax Aware Small Company Opportunities Fund            616920716
J.P. Morgan Tax Aware U.S. Equity Fund                            616920203
J.P. Morgan Global Healthcare Fund                                616920724
J.P. Morgan Global 50 Fund                                        616920708
J.P. Morgan Tax Aware Discipline Equity Fund                      616920401
J.P. Morgan Tax Aware Enhanced Income Fund                        616920849
J.P. Morgan Tax Aware Enhanced Income Fund                        616920856
J.P. Morgan Institutional Smart Index Fund                        616920864
J.P. Morgan Institutional Large Cap Growth Fund                   616920880
J.P. Morgan Institutional Market Neutral Fund                     616920872


J.P. MORGAN SERIES TRUST II                                      CUSIP NUMBER
J.P. Morgan Series Trust II International Opportunities Fund      616919502
J.P. Morgan Series Trust II Small Company Fund                    616919403
J.P. Morgan Series Trust II U.S. Discipline Equity Fund           616919304
J.P. Morgan Series Trust II Bond Fund                             616919205

AMERICAN CENTURY FUNDS                                           CUSIP NUMBER
American Century Ultra Fund                                       025083882
American Century Select Fund                                      025083502
American Century International Growth Fund                        025086109
American Century International Discovery Fund                     025086505
American Century Value Fund                                       025076506
American Century California Tax Free Money Market Fund            025075300
American Century Florida Municipal Money Market Fund              024934200
American Century California Intermediate Tax Free Fund            025075508
American Century GNMA Fund                                        025081605
American Century California High Yield Municipal Fund             025075201
American Century Florida Intermediate Term Municipal Fund         024934309
American Century California Municipal Money Market Fund           025075102
American Century Heritage Fund                                    025083791
American Century Equity Income Fund                               025076100
American Century California Long Term Tax Free Fund               025075607
American Century High Yield Bond Fund                             025083445
American Century Real Estate Fund                                 025076886
American Century Growth Fund                                      025083106


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